UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 1, 2005

Commission File Number: 000 - 28305

FAIRCHILD INTERNATIONAL CORPORATION
(Exact Name of Registrant as Specified in Charter)

Nevada	91 - 1880015
(state or other jurisdiction of incorporation or organization)	(I.R.S. Employer I.D. No.)

Suite 602, 595 Hornby Street, Vancouver, British Columbia, Canada V6C 1A4
(Address of principal executive offices)

(604) 646-5611
Issuer’s telephone number

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 5.02     Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On August 1, 2005, Anish Somani, a director and President, Chief Executive Officer and Chief Financial Officer of Fairchild International Corp. (the “Company”), submitted his resignation notice to the Company, effective immediately. The resignation was not motivated by a disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

On August 1, 2005, the Company’s board of directors appointed Robert Klein as a director and President, Chief Executive Officer and Chief Financial Officer of the Company. Mr. Klein’s experience includes over 30 years in the securities industry handling a wide range of duties including management roles and institutional trading. For the past fifteen years he has placed a major emphasis on packaging complex transactions on behalf of corporate clients resulting in the creation and sale of marketable securities. The past five years have been spent on public company development, mainly in the energy and mining industries. He has served as a director for three brokerage firms, including Yorkton Securities. He currently holds directorships in two other public companies, Avalon Energy Corporation and Golden Spirit Gaming Ltd., and acts as President for both companies. Mr. Klein has a degree in Applied Mathematics from the University of Waterloo, and an FCSI designation from the Canadian Securities Institute.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FAIRCHILD INTERNATIONAL
Date: August 4, 2005	CORPORATION.
(Issuer)

By:	/s/ Robert Klein
Robert Klein, Director, President,
Chief Executive Officer,
Chief Financial Officer